Exhibit 99.2

500
500

Rexford Industrial

THIRD QUARTER 2024

Supplemental Financial Reporting Package

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

500 S. DUPONT AVENUE | ONTARIO

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2023 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 12, 2024, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information
investorrelations@rexfordindustrial.com

Equity Research Coverage
BofA Securities	Jeffrey Spector	(646) 855-1363
Barclays	Brendan Lynch	(212) 526-9428
BMO Capital Markets	John Kim	(212) 885-4115
BNP Paribas Exane	Nate Crossett	(646) 342-1588
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Colliers Securities	Barry Oxford	(203) 961-6573
Evercore ISI	Samir Khanal	(212) 888-3796
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Scotiabank	Greg McGinniss	(212) 225-6906
Truist Securities	Anthony Hau	(212) 303-4176
Wedbush Securities	Richard Anderson	(212) 931-7001
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended September 30, 2024

Total # of Properties	423
Total Rentable Square Feet	50,067,981
Total Portfolio Occupancy	93.0%
Same Property Portfolio Occupancy	96.7%
Consolidated Portfolio NOI Growth	17.6%
Same Property Portfolio NOI Growth	2.6%
Same Property Portfolio Cash NOI Growth	5.3%
Core FFO Growth	13.1%
Core FFO/Share Growth	5.4%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	22.2%
Net Debt to Adjusted EBITDAre	4.7x

Third Quarter 2024 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
18% Year-over-Year Growth
$200
$150
$100
$50
$0
$156.1
$158.7
$163.5
$181.1
$183.5
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Adjusted EBITDAre
19% Year-over-Year Growth
$200
$150
$100
$50
$0
$147.9
$152.1
$167.2
$178.1
$175.9
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Company Share of Core FFO
13% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$115.0
$118.8
$123.5
$129.6
$130.0
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Adjusted Funds From Operations (AFFO)
28% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$84.9
$95.0
$105.1
$109.1
$108.7
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Third Quarter 2024 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Financial Results:
Total rental income	$238,396	$232,973	$210,990	$207,909	$204,212
Net income	$70,722	$86,017	$64,277	$67,321	$61,790
Net Operating Income (NOI)	$183,529	$181,068	$163,508	$158,650	$156,127
Company share of Core FFO	$130,011	$129,575	$123,547	$118,781	$114,969
Company share of Core FFO per common share - diluted	$0.59	$0.60	$0.58	$0.56	$0.56
Adjusted EBITDAre	$175,929	$178,106	$167,207	$152,126	$147,925
Dividend declared per common share	$0.4175	$0.4175	$0.4175	$0.380	$0.380
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	50,067,981	49,710,628	49,162,216	45,860,368	44,998,613
Ending occupancy	93.0%	93.7%	92.8%	94.1%	94.1%
Ending occupancy excluding repositioning/redevelopment(2)	97.6%	97.9%	96.9%	97.6%	97.9%
Rent Change - GAAP(3)	39.2%	67.7%	53.0%	63.1%	64.8%
Rent Change - Cash(3)	26.7%	49.0%	33.6%	45.6%	51.4%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(4)	96.7%	97.3%	96.6%	97.1%	97.4%
Same Property Portfolio NOI growth(5)	2.6%	6.0%	5.7%
Same Property Portfolio Cash NOI growth(5)	5.3%	9.1%	8.9%
Capitalization:
Total shares and units issued and outstanding at period end(6)	227,278,210	225,623,274	224,992,152	219,629,857	213,435,271
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$213,956	$214,000	$241,031	$241,068	$241,068
Total equity market capitalization	$11,648,323	$10,274,542	$11,558,136	$12,562,303	$10,774,099
Total consolidated debt	$3,386,273	$3,386,559	$3,389,088	$2,243,025	$2,245,605
Total combined market capitalization (net debt plus equity)	$14,972,760	$13,535,391	$14,610,264	$14,771,884	$12,936,436
Ratios:
Net debt to total combined market capitalization	22.2%	24.1%	20.9%	15.0%	16.7%
Net debt to Adjusted EBITDAre (quarterly results annualized)	4.7x	4.6x	4.6x	3.6x	3.7x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 34 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-28.
(3)Rent Change for the three months ended March 31, 2024 excludes the 1.1 million SF lease extension with Tireco, Inc. at 10545 Production Ave. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the then current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods.
(4)Reflects the ending occupancy for the current 2024 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 37.
(5)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(6)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,175,868 (Sep 30, 2024), 8,218,426 (Jun 30, 2024), 7,609,215 (Mar 31, 2024), 7,631,847 (Dec 31, 2023) and 7,300,541 (Sep 30, 2023). Excludes the following # of shares of unvested restricted stock: 405,003 (Sep 30, 2024), 435,225 (Jun 30, 2024), 439,119 (Mar 31, 2024), 348,440 (Dec 31, 2023) and 349,557 (Sep 30, 2023). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 6

Guidance.
As of September 30, 2024
2024 OUTLOOK*

METRIC	Q3-2024 UPDATED GUIDANCE	Q2-2024 GUIDANCE	YTD RESULTS AS OF SEPTEMBER 30, 2024	PRIMARY DRIVERS OF Q3-2024 UPDATED GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$1.20 - $1.22	$1.19 - $1.21	$0.94	Increase in FFO/share projections
Company share of Core FFO per diluted share (1)(2)	$2.33 - $2.35	$2.32 - $2.34	$1.77	See 2024 Guidance Rollforward on Page 8
Same Property Portfolio NOI Growth - GAAP (3)	4.25% - 4.75%	4.25% - 5.25%	4.7%	Primarily driven by updated Average Same Property Occupancy guidance
Same Property Portfolio NOI Growth - Cash (3)	7.0% - 7.5%	7.0% - 8.0%	7.7%
Average Same Property Portfolio Occupancy (Full Year) (3)(4)	96.5% - 96.75%	96.5% - 97.0%	96.9%	Driven by timing of expected new rent commencements and the projected early move-out of one larger tenant at 1601 Mission Blvd
General and Administrative Expenses (5)	+/- $83.0M	+/- $83.0M	$60.2M	Unchanged
Net Interest Expense	+/- $99.0M	+/- $99.0M	$70.4M	Unchanged

(1)Our 2024 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of October 16, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 38 for a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through October 16, 2024, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (as separately listed on pages 26-28) and select buildings in “Other Repositioning.” As of September 30, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 37.0 million rentable square feet at 293 of our properties, representing 73% of total portfolio NOI.
(4)Calculated by averaging the occupancy rate at the end of each month during the year-to-date period and December 2023.
(5)Our 2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $38.8 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of September 30, 2024

2024 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2024 Core FFO Per Diluted Share Guidance (Previous)	$2.32	$2.34	Q2 2024 Guidance
Same Property Portfolio NOI Growth	—	(0.01)	FY 2024 SP NOI Growth (GAAP) Guidance range of 4.25% - 4.75%
3Q Investments	0.01	0.01	Incremental NOI related to $131M of acquisitions closed since prior guidance
3Q Dispositions	—	—	Incremental NOI related to $7M of dispositions closed since prior guidance
Repositioning/Redevelopment NOI	—	—	Change in incremental NOI from repositionings/redevelopments compared to prior quarter
Net G&A Expense	—	—	FY 2024 Guidance range of +/- $83.0M
Net Interest Expense	—	—	FY 2024 Guidance range of +/- $99.0M
Other	—	0.01	Includes impact from projected NOI related to Non-Same Property pool and equity issuance
2024 Core FFO Per Diluted Share Guidance (Current)	$2.33	$2.35
Core FFO Per Diluted Share Annual Growth	6%	7%

(1)2024 Guidance and Guidance Rollforward represent the in-place portfolio as of October 16, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.	(unaudited and in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
ASSETS
Land	$7,703,232	$7,650,740	$7,568,720	$6,815,622	$6,606,022
Buildings and improvements	4,416,032	4,330,709	4,260,512	3,933,379	3,869,303
Tenant improvements	181,785	178,832	172,707	167,251	160,108
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	370,431	343,275	258,413	240,010	188,079
Total real estate held for investment	12,671,612	12,503,688	12,260,484	11,156,394	10,823,644
Accumulated depreciation	(925,373)	(874,413)	(827,576)	(782,461)	(739,369)
Investments in real estate, net	11,746,239	11,629,275	11,432,908	10,373,933	10,084,275
Cash and cash equivalents	61,836	125,710	336,960	33,444	83,268
Loan receivable, net	123,129	123,014	122,899	122,784	—
Rents and other receivables, net	17,315	17,685	17,896	17,494	18,973
Deferred rent receivable, net	151,637	140,196	130,694	123,325	114,927
Deferred leasing costs, net	69,152	68,161	61,017	59,351	56,735
Deferred loan costs, net	2,356	2,713	3,069	3,426	3,783
Acquired lease intangible assets, net(1)	205,510	220,021	223,698	153,670	154,036
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	3,880	16,510	16,737	9,896	24,494
Other assets	34,092	18,501	22,114	25,225	31,817
Acquisition related deposits	—	1,250	7,975	2,125	—
Total Assets	$12,420,302	$12,368,192	$12,381,123	$10,929,829	$10,577,464
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,350,190	$3,348,697	$3,349,120	$2,225,914	$2,227,637
Interest rate swap liability	295	—	—	—	—
Accounts payable, accrued expenses and other liabilities	169,084	153,993	148,920	128,842	155,103
Dividends and distributions payable	95,288	94,582	94,356	83,733	81,423
Acquired lease intangible liabilities, net(2)	155,328	163,109	171,687	147,561	155,582
Tenant security deposits	91,983	91,162	91,034	84,872	83,643
Tenant prepaid rents(3)	93,218	101,473	110,727	115,002	30,772
Total Liabilities	3,955,386	3,953,016	3,965,844	2,785,924	2,734,160
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,195	2,178	2,178	2,123	2,065
Additional paid in capital	8,318,979	8,235,484	8,233,127	7,940,781	7,613,354
Cumulative distributions in excess of earnings	(407,695)	(381,507)	(370,720)	(338,835)	(320,180)
Accumulated other comprehensive income (loss)	1,474	13,834	13,922	7,172	21,142
Total stockholders’ equity	8,070,629	8,025,665	8,034,183	7,766,917	7,472,057
Noncontrolling interests	394,287	389,511	381,096	376,988	371,247
Total Equity	8,464,916	8,415,176	8,415,279	8,143,905	7,843,304
Total Liabilities and Equity	$12,420,302	$12,368,192	$12,381,123	$10,929,829	$10,577,464
(1)Includes net above-market tenant lease intangibles of $30,435 (Sep 30, 2024), $32,936 (Jun 30, 2024), $32,446 (Mar 31, 2024), $10,790 (Dec 31, 2023) and $11,402 (Sep 30, 2023). Balance also includes net below-market ground lease intangible of $12,559 (Sep 30, 2024), $12,600 (Jun 30, 2024), $12,641 (Mar 31, 2024), $12,682 (Dec 31, 2023) and $12,724 (Sep 30, 2023) related to the acquisition of 2970 East 50th Street.
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.
(3)In Q4-2023, we acquired the property located at West 1st Street through a sale lease-back transaction and recorded tenant prepaid rent of $62.8 million (unamortized balance of $59.3 million as of Sep 30, 2024) which reflects the difference between the purchase price and fair value of the underlying assets and also relates to the below market leaseback payments.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Revenues
Rental income(1)	$238,396	$232,973	$210,990	$207,909	$204,212
Management and leasing services	156	156	132	163	158
Interest income	3,291	4,444	2,974	2,353	1,029
Total Revenues	241,843	237,573	214,096	210,425	205,399
Operating Expenses
Property expenses	54,867	51,905	47,482	49,259	48,085
General and administrative	20,926	19,307	19,980	19,988	18,575
Depreciation and amortization	69,241	67,896	66,278	65,839	60,449
Total Operating Expenses	145,034	139,108	133,740	135,086	127,109
Other Expenses
Other expenses	492	304	1,408	316	551
Interest expense	27,340	28,412	14,671	14,570	15,949
Total Expenses	172,866	167,824	149,819	149,972	143,609
Gains on sale of real estate	1,745	16,268	—	6,868	—
Net Income	70,722	86,017	64,277	67,321	61,790
Less: net income attributable to noncontrolling interests	(2,952)	(3,541)	(2,906)	(2,970)	(2,824)
Net income attributable to Rexford Industrial Realty, Inc.	67,770	82,476	61,371	64,351	58,966
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(395)	(409)	(418)	(357)	(314)
Net income attributable to common stockholders	$65,061	$79,752	$58,639	$61,679	$56,338

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.30	$0.37	$0.27	$0.29	$0.27
Net income attributable to common stockholders per share - diluted	$0.30	$0.37	$0.27	$0.29	$0.27

Weighted average shares outstanding - basic	218,759,979	217,388,908	214,401,661	210,089,164	205,279,681
Weighted average shares outstanding - diluted	219,133,037	217,388,908	214,437,913	210,362,069	205,447,532
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 37 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental income	$238,396	$204,212	$682,359	$583,474
Management and leasing services	156	158	444	519
Interest income	3,291	1,029	10,709	3,408
Total Revenues	241,843	205,399	693,512	587,401
Operating Expenses
Property expenses	54,867	48,085	154,254	135,220
General and administrative	20,926	18,575	60,213	55,039
Depreciation and amortization	69,241	60,449	203,415	178,671
Total Operating Expenses	145,034	127,109	417,882	368,930
Other Expenses
Other expenses	492	551	2,204	1,504
Interest expense	27,340	15,949	70,423	46,830
Total Expenses	172,866	143,609	490,509	417,264
Gains on sale of real estate	1,745	—	18,013	12,133
Net Income	70,722	61,790	221,016	182,270
Less: net income attributable to noncontrolling interests	(2,952)	(2,824)	(9,399)	(8,605)
Net income attributable to Rexford Industrial Realty, Inc.	67,770	58,966	211,617	173,665
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings allocated to participating securities	(395)	(314)	(1,222)	(952)
Net income attributable to common stockholders	$65,061	$56,338	$203,452	$165,770

Net income attributable to common stockholders per share – basic	$0.30	$0.27	$0.94	$0.83
Net income attributable to common stockholders per share – diluted	$0.30	$0.27	$0.94	$0.83

Weighted-average shares of common stock outstanding – basic	218,759,979	205,279,681	216,857,153	200,455,490
Weighted-average shares of common stock outstanding – diluted	219,133,037	205,447,532	216,993,590	200,667,573

Third Quarter 2024 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net Income	$70,722	$86,017	$64,277	$67,321	$61,790
Adjustments:
Depreciation and amortization	69,241	67,896	66,278	65,839	60,449
Gains on sale of real estate	(1,745)	(16,268)	—	(6,868)	—
NAREIT Defined Funds From Operations (FFO)	138,218	137,645	130,555	126,292	122,239
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(2)	(5,389)	(5,410)	(5,188)	(4,960)	(4,909)
Less: FFO attributable to participating securities(3)	(566)	(582)	(570)	(504)	(461)
Company share of FFO	$129,949	$129,338	$122,483	$118,513	$114,555

Company share of FFO per common share‐basic	$0.59	$0.59	$0.57	$0.56	$0.56
Company share of FFO per common share‐diluted	$0.59	$0.59	$0.57	$0.56	$0.56

FFO	$138,218	$137,645	$130,555	$126,292	$122,239
Adjustments:
Acquisition expenses	6	58	50	39	10
Amortization of loss on termination of interest rate swaps	59	59	59	59	59
Non-capitalizable demolition costs	—	129	998	180	361
Core FFO	138,283	137,891	131,662	126,570	122,669
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(2)	(5,391)	(5,418)	(5,226)	(4,969)	(4,924)
Less: Core FFO attributable to participating securities(3)	(567)	(583)	(575)	(505)	(462)
Company share of Core FFO	$130,011	$129,575	$123,547	$118,781	$114,969

Company share of Core FFO per common share‐basic	$0.59	$0.60	$0.58	$0.57	$0.56
Company share of Core FFO per common share‐diluted	$0.59	$0.60	$0.58	$0.56	$0.56

Weighted-average shares outstanding-basic	218,759,979	217,388,908	214,401,661	210,089,164	205,279,681
Weighted-average shares outstanding-diluted(4)	219,133,037	217,388,908	214,437,913	210,362,069	205,447,532
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into common units of the Company’s operating partnership.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$70,722	$61,790	$221,016	$182,270
Adjustments:
Depreciation and amortization	69,241	60,449	203,415	178,671
Gains on sale of real estate	(1,745)	—	(18,013)	(12,133)
Funds From Operations (FFO)	138,218	122,239	406,418	348,808
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests	(5,389)	(4,909)	(15,987)	(14,554)
Less: FFO attributable to participating securities	(566)	(461)	(1,718)	(1,339)
Company share of FFO	$129,949	$114,555	$381,770	$325,972

Company share of FFO per common share‐basic	$0.59	$0.56	$1.76	$1.63
Company share of FFO per common share‐diluted	$0.59	$0.56	$1.76	$1.62

FFO	$138,218	$122,239	$406,418	$348,808
Adjustments:
Acquisition expenses	6	10	114	330
Impairment of right-of-use asset	—	—	—	188
Amortization of loss on termination of interest rate swaps	59	59	177	177
Non-capitalizable demolition costs	—	361	1,127	701
Write-offs of below-market lease intangibles related to unexercised renewal options(2)	—	—	—	(1,318)
Core FFO	138,283	122,669	407,836	348,886
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interests	(5,391)	(4,924)	(16,035)	(14,556)
Less: Core FFO attributable to participating securities	(567)	(462)	(1,725)	(1,339)
Company share of Core FFO	$130,011	$114,969	$383,133	$326,048

Company share of Core FFO per common share‐basic	$0.59	$0.56	$1.77	$1.63
Company share of Core FFO per common share‐diluted	$0.59	$0.56	$1.77	$1.62

Weighted-average shares outstanding-basic	218,759,979	205,279,681	216,857,153	200,455,490
Weighted-average shares outstanding-diluted	219,133,037	205,447,532	216,993,590	200,667,573
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Funds From Operations(2)	$138,218	$137,645	$130,555	$126,292	$122,239
Adjustments:
Amortization of deferred financing costs	1,252	1,266	1,011	1,000	1,001
Non-cash stock compensation	9,918	11,057	9,088	9,338	8,166
Amortization related to termination/settlement of interest rate derivatives	136	137	137	137	137
Note payable (discount) premium amortization, net	1,511	1,491	293	214	205
Non-capitalizable demolition costs	—	129	998	180	361
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(11,441)	(9,567)	(7,368)	(8,514)	(11,792)
Above/(below) market lease revenue adjustments	(6,635)	(7,268)	(7,591)	(8,119)	(7,241)
Capitalized payments(4)	(13,900)	(12,280)	(13,163)	(12,443)	(10,581)
Accretion of net loan origination fees	(115)	(115)	(115)	(84)	—
Recurring capital expenditures(5)	(5,254)	(3,502)	(2,990)	(7,047)	(10,874)
2nd generation tenant improvements(6)	(18)	(123)	(226)	(128)	(413)
2nd generation leasing commissions(7)	(2,660)	(7,436)	(3,231)	(3,483)	(3,993)
Adjusted Funds From Operations (AFFO)	$108,698	$109,119	$105,084	$95,028	$84,901

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $7,600, $4,586, $3,886, $4,285 and $6,745 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.
(4)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(5)Excludes nonrecurring capital expenditures of $94,436, $89,120, $62,037, $80,398 and $67,472 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.
(6)Excludes 1st generation tenant improvements of $470, $681, $378, $1,401 and $77 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.
(7)Excludes 1st generation leasing commissions of $2,776, $3,921, $2,189, $2,992 and $1,179 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Rental income(2)(3)	$238,396	$232,973	$210,990	$207,909	$204,212
Less: Property expenses	54,867	51,905	47,482	49,259	48,085
Net Operating Income (NOI)	$183,529	$181,068	$163,508	$158,650	$156,127
Above/(below) market lease revenue adjustments	(6,635)	(7,268)	(7,591)	(8,119)	(7,241)
Straight line rental revenue adjustment	(11,441)	(9,567)	(7,368)	(8,514)	(11,792)
Cash NOI	$165,453	$164,233	$148,549	$142,017	$137,094

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Net income	$70,722	$86,017	$64,277	$67,321	$61,790
Interest expense	27,340	28,412	14,671	14,570	15,949
Depreciation and amortization	69,241	67,896	66,278	65,839	60,449
Gains on sale of real estate	(1,745)	(16,268)	—	(6,868)	—
EBITDAre	$165,558	$166,057	$145,226	$140,862	$138,188
Stock-based compensation amortization	9,918	11,057	9,088	9,338	8,166
Acquisition expenses	6	58	50	39	10
Pro forma effect of acquisitions and loan issuance(4)	426	1,058	12,843	1,976	1,561
Pro forma effect of dispositions(5)	21	(124)	—	(89)	—
Adjusted EBITDAre	$175,929	$178,106	$167,207	$152,126	$147,925
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(730), $(804), $(1,721), $(948) and $(1,033) for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively. The decrease for the three months ended March 31, 2024 is primarily isolated to a single tenant.
(4)Represents the estimated impact on Q3'24 EBITDAre of Q3'24 acquisitions as if they had been acquired on July 1, 2024, the impact on Q2'24 EBITDAre of Q2'24 acquisitions as if they had been acquired on April 1, 2024, the impact on Q1'24 EBITDAre of Q1'24 acquisitions as if they had been acquired on January 1, 2024, the impact on Q4'23 EBITDAre of Q4'23 acquisitions and the issuance of the $125 million loan receivable as if they had been acquired/issued on October 1, 2023 and the impact on Q3'23 EBITDAre of Q3'23 acquisitions as if they had been acquired on July 1, 2023. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the estimated impact on Q3'24 EBITDAre of Q3'24 dispositions as if they had been sold as of July 1, 2024, the impact on Q2'24 EBITDAre of Q2'24 dispositions as if they had been sold as of April 1, 2024 and the impact on Q4'23 EBITDAre of Q4'23 dispositions as if they had been sold as of October 1, 2023.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	293
Square Feet	36,961,821

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2024	2023	$ Change	% Change		2024	2023	$ Change	% Change
Rental income(2)(3)(4)	$175,334	$170,392	$4,942	2.9%		$520,131	$496,393	$23,738	4.8%
Property expenses	41,207	39,620	1,587	4.0%		118,803	113,261	5,542	4.9%
Same Property Portfolio NOI	$134,127	$130,772	$3,355	2.6%	(4)	$401,328	$383,132	$18,196	4.7%	(4)
Straight-line rental revenue adjustment	(5,946)	(7,720)	1,774	(23.0)%		(15,813)	(21,666)	5,853	(27.0)%
Above/(below) market lease revenue adjustments	(4,905)	(5,977)	1,072	(17.9)%		(15,778)	(18,210)	2,432	(13.4)%
Same Property Portfolio Cash NOI	$123,276	$117,075	$6,201	5.3%	(4)	$369,737	$343,256	$26,481	7.7%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended September 30,
	2024	2023	Year-over-Year Change (basis points)	Three Months Ended June 30, 2024	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	97.3%	97.4%	(10) bps	97.0%	30 bps
Orange County	99.4%	98.5%	90 bps	99.7%	(30) bps
Riverside / San Bernardino County	96.9%	95.2%	170 bps	96.5%	40 bps
San Diego County	94.4%	97.8%	(340) bps	96.3%	(190) bps
Ventura County	92.9%	98.8%	(590) bps	94.8%	(190) bps
Quarterly Weighted Average Occupancy	96.9%	97.2%	(30) bps	96.9%	— bps
Ending Occupancy:	96.7%	97.4%	(70) bps	97.3%	(60) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)See “Same Property Portfolio Rental Income” on page 37 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months ended September 30, 2024 and 2023.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(421) thousand and $461 thousand for the three months ended September 30, 2024 and 2023, respectively, and $(2,408) thousand and $(820) thousand for the nine months ended September 30, 2024 and 2023, respectively.
(4)Rental income includes lease termination fees of $0 thousand and $92 thousand for the three months ended September 30, 2024 and 2023, respectively, and $131 thousand and $241 thousand for the nine months ended September 30, 2024 and 2023, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 2.6% and 4.8% and Same Property Portfolio Cash NOI increased by approximately 5.4% and 7.8% during the three and nine months ended September 30, 2024, compared to the three and nine months ended September 30, 2023, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 3Q-2024 and June 2024 (for 3Q-2024), the end of each month in 3Q-2023 and June 2023 (for 3Q-2023) and the end of each month in 2Q-2024 and March 2024 (for 2Q-2024).

Third Quarter 2024 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2024

Description	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Common shares outstanding(1)	219,102,342	217,404,848	217,382,937	211,998,010	206,134,730
Operating partnership units outstanding(2)	8,175,868	8,218,426	7,609,215	7,631,847	7,300,541
Total shares and units outstanding at period end	227,278,210	225,623,274	224,992,152	219,629,857	213,435,271
Share price at end of quarter	$50.31	$44.59	$50.30	$56.10	$49.35
Common Stock and Operating Partnership Units - Capitalization	$11,434,367	$10,060,542	$11,317,105	$12,321,235	$10,533,031
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	—	—	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,706	40,750	40,750	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$213,956	$214,000	$241,031	$241,068	$241,068
Total Equity Market Capitalization	$11,648,323	$10,274,542	$11,558,136	$12,562,303	$10,774,099

Total Debt	$3,386,273	$3,386,559	$3,389,088	$2,243,025	$2,245,605
Less: Cash and cash equivalents	(61,836)	(125,710)	(336,960)	(33,444)	(83,268)
Net Debt	$3,324,437	$3,260,849	$3,052,128	$2,209,581	$2,162,337
Total Combined Market Capitalization (Net Debt plus Equity)	$14,972,760	$13,535,391	$14,610,264	$14,771,884	$12,936,436
Net debt to total combined market capitalization	22.2%	24.1%	20.9%	15.0%	16.7%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	4.7x	4.6x	4.6x	3.6x	3.7x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	5.0x	4.9x	4.9x	4.0x	4.1x
(1)Excludes the following number of shares of unvested restricted stock: 405,003 (Sep 30, 2024), 435,225 (Jun 30, 2024), 439,119 (Mar 31, 2024), 348,440 (Dec 31, 2023) and 349,557 (Sep 30, 2023).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2024, includes 956,339 vested LTIP Units & 1,141,840 vested performance units & excludes 368,795 unvested LTIP Units & 1,740,217 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 905,548 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit. On April 10, 2024, we exercised our conversion right to convert all 593,960 Series 1 preferred units into OP Units.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 34 and page 12 of this report, respectively.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2024
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.725%(5)	5.785%	$—
$400M Term Loan Facility	7/18/2025(4)	SOFR+0.80%(5)	4.872%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$575M Exchangeable 2027 Senior Notes(7)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.80%(5)	3.717%(8)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(7)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2025(9)	SOFR+1.250%(9)	5.060%(10)	60,000
5160 Richton Street	11/15/2024	3.790%	3.790%	3,933
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,482
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,885
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,310
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,792
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,590
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,781
Total Debt			3.835%	$3,386,273

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(11)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	3.8	3.835% (See Table Above)	3.835%	$3,386,273	100%
Variable	—	—	—%	$—	0%
Secured	2.1		4.553%	$111,273	3%
Unsecured	3.9		3.811%	$3,275,000	97%

*See footnotes on the following page*

Third Quarter 2024 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(12):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2024	$6,415	$—	$6,415	—%	4.957%
2025	60,000	500,000	560,000	17%	4.756%
2026	6,885	—	6,885	—%	3.900%
2027	19,510	1,000,000	1,019,510	30%	4.118%
2028	14,092	300,000	314,092	9%	4.948%
2029	—	600,000	600,000	18%	4.115%
2030	—	400,000	400,000	12%	2.125%
2031	1,590	400,000	401,590	12%	2.162%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
Thereafter	2,781	75,000	77,781	2%	4.034%
Total	$111,273	$3,275,000	$3,386,273	100%	3.835%
(1)Includes the effect of interest rate swaps effective as of September 30, 2024. See notes (6), (8) & (10) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $36.1 million as of September 30, 2024.
(3)The $1.0B revolving credit facility (the “Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There is also a sustainability-linked pricing component that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metric. In June 2024, after certifying that our sustainability performance was achieved at the target level for 2023, the sustainability-linked pricing adjustment changed from -0.01% to zero for the facility fee.
(4)The Revolver has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions. On July 12, 2024, we exercised the first extension option of the $400M term loan facility, extending its maturity date by one year to July 18, 2025.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. In June 2024, after certifying that our sustainability performance was achieved at the target level for 2023, the sustainability-linked pricing adjustment changed from -0.04% to zero for the margin.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, through the use of interest rate swaps. The all-in fixed rate on the $400M term loan facility is 4.872% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(7)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(8)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, through the use of interest rate swaps. The all-in fixed rate on the $300M term loan facility is 3.717% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(9)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions. On September 26, 2024, we exercised the first extension option, extending the loan’s maturity date by one year to October 27, 2025.
(10)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, through the use of an interest rate swap. The all-in fixed rate on the $60M term loan facility is 5.060% after adding the SOFR adjustment and applicable margin.
(11)The weighted average remaining term to maturity of our consolidated debt is 3.8 years, or 4.0 years including extension options.
(12)Excludes potential exercise of extension options and excludes the effect of schedule monthly principal payments on amortizing secured loans.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.5
1.9
3.2
2.3
1.6
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
94.1%
97.9%
94.1%
97.6%
92.8%
96.9%
93.7%
97.9%
93.0%
97.6%
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Leasing Activity - Rent Change*
GAAP
CASH
80%
60%
40%
20%
0%
65%
51%
63%
46%
53%
34%
68%
49%
39%
27%
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
97.4%
97.1%
96.6%
97.3%
96.7%
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

*Leasing Activity - Rent Change for Q1-2024 excludes a 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. See footnote (1) on page 22 for additional details related to this lease.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At September 30, 2024	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	21	2,803,152	357,663	3,160,815	92.8%	31.2%	85.9%	95.4%	$35,326	$13.02
Greater San Fernando Valley	74	5,645,467	1,317,611	6,963,078	96.8%	84.4%	94.5%	98.8%	104,555	$15.89
Mid-Counties	39	2,266,750	2,283,136	4,549,886	98.6%	88.3%	93.5%	99.3%	69,169	$16.27
San Gabriel Valley	47	3,908,505	2,130,789	6,039,294	99.1%	90.1%	95.9%	99.0%	73,984	$12.77
South Bay	81	6,154,130	1,369,219	7,523,349	98.3%	76.6%	94.4%	98.8%	156,981	$22.11
Los Angeles County	262	20,778,004	7,458,418	28,236,422	97.4%	83.2%	93.6%	98.6%	440,015	$16.64

North Orange County	25	1,405,308	1,404,940	2,810,248	98.8%	68.2%	83.5%	99.3%	42,480	$18.10
OC Airport	10	1,018,385	188,204	1,206,589	99.3%	100.0%	99.4%	99.4%	22,730	$18.94
South Orange County	10	448,762	183,098	631,860	100.0%	93.9%	98.2%	98.2%	10,232	$16.49
West Orange County	10	610,876	677,706	1,288,582	100.0%	88.2%	93.8%	98.4%	19,518	$16.15
Orange County	55	3,483,331	2,453,948	5,937,279	99.3%	78.1%	90.6%	99.0%	94,960	$17.66

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	660	$19.86
Inland Empire West	52	7,472,746	1,790,852	9,263,598	96.0%	84.7%	93.8%	97.5%	128,904	$14.83
Riverside / San Bernardino County	53	7,506,004	1,790,852	9,296,856	96.0%	84.7%	93.9%	97.6%	129,564	$14.85

Central San Diego	21	1,160,350	850,062	2,010,412	97.1%	88.2%	93.4%	94.9%	36,221	$19.30
North County San Diego	14	1,336,558	143,663	1,480,221	92.2%	79.1%	91.0%	94.2%	20,106	$14.93
San Diego County	35	2,496,908	993,725	3,490,633	94.5%	86.9%	92.3%	94.6%	56,327	$17.48

Ventura	18	2,697,574	409,217	3,106,791	91.5%	78.8%	89.8%	90.4%	36,191	$12.97
Ventura County	18	2,697,574	409,217	3,106,791	91.5%	78.8%	89.8%	90.4%	36,191	$12.97
CONSOLIDATED TOTAL / WTD AVG	423	36,961,821	13,106,160	50,067,981	96.7%	82.6%	93.0%	97.6%	$757,057	$16.26
(1)See page 38 for historical occupancy by County.
(2)Excludes space aggregating 2,371,421 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of September 30, 2024. See pages 26-28 for additional details on these properties.
(3)See page 34 for definitions and details on how these amounts are calculated.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 21

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Leasing Spreads:
GAAP Rent Change(1)	39.2%	67.7%	53.0%	63.1%	64.8%
Cash Rent Change(1)	26.7%	49.0%	33.6%	45.6%	51.4%

Leasing Activity (SF):(2)
New leases	994,566	1,033,006	830,941	727,886	862,420
Renewal leases	599,529	1,228,905	2,398,076	1,196,023	667,179
Total leasing activity	1,594,095	2,261,911	3,229,017	1,923,909	1,529,599

Total expiring leases	(1,677,064)	(2,038,430)	(3,819,253)	(2,193,335)	(1,653,111)
Expiring leases - placed into repositioning/redevelopment	476,821	175,533	732,083	473,701	557,387
Net absorption(3)	393,852	399,014	141,847	204,275	433,875
Retention rate(4)	52%	68%	82%	77%	62%
Retention + Backfill rate(5)	72%	80%	87%	84%	80%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(6)
				GAAP Rent			Cash Rent				Turnover Costs(7)
Third Quarter 2024:	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Current Lease	Prior Lease	Rent Change - Cash	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	56	994,566	4.1	$16.89	$12.44	35.8%	$16.72	$13.30	25.7%	3.4	$3.37	$4.48
Renewal	52	599,529	4.4	$18.57	$13.13	41.4%	$17.76	$13.96	27.3%	1.7	$0.48	$1.79
Total / Wtd. Average	108	1,594,095	4.2	$17.88	$12.85	39.2%	$17.33	$13.68	26.7%	2.4	$1.67	$2.90
(1)GAAP and Cash Rent Change for Q1-24 excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods. Including the Tireco, Inc. lease, the GAAP Rent Change and Cash Rent Change for Q1-24 was 17.3% and 13.2%, respectively.
(2)Represents all executed leases, including those in our Repositioning, Redevelopment, or “Other Repositioning” classifications, but excludes month-to-month tenants.
(3)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.” Net absorption for all stated periods reflects the current definition.
(4)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(5)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote (4) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(6)GAAP and cash rent statistics and turnover costs exclude 21 leases aggregating 701,903 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2024:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,030,508	$—	$—
Repositioning/Redevelopment(1)	—	1,962,423	—	$—
MTM Tenants	5	167,492	2,118	$12.65
2024	91	1,773,716	24,650	$13.90
2025	416	7,291,469	110,128	$15.10
2026	396	8,832,064	126,711	$14.35
2027	301	7,697,538	125,210	$16.27
2028	165	6,244,924	115,336	$18.47
2029	151	5,190,503	92,400	$17.80
2030	44	2,393,063	37,191	$15.54
2031	28	3,431,551	50,063	$14.59
2032	21	1,260,518	25,163	$19.96
2033	10	386,007	7,352	$19.05
Thereafter	40	2,406,205	49,894	$20.74
Total Portfolio	1,668	50,067,981	$766,216	$16.28
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of September 30, 2024. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-28 for additional details on these properties.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of September 30, 2024

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.(2)	Inland Empire West	1,101,840	$19,251	2.5%	$17.47	1/31/2027
L3 Technologies, Inc.	Multiple Submarkets(3)	595,267	$12,555	1.6%	$21.09	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(4)	$11,675	1.5%	$3.34(4)	9/29/2041
Cubic Corporation	Central San Diego	515,382	$11,110	1.5%	$21.56	3/31/2038(5)
IBY, LLC	San Gabriel Valley	1,178,021	$10,981	1.4%	$9.32	4/5/2031(6)
Federal Express Corporation	Multiple Submarkets(7)	527,861	$10,278	1.4%	$19.47	11/30/2032(7)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$8,730	1.2%	$21.24	11/30/2028
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,529	1.1%	$17.00	6/30/2029
The Hertz Corporation	South Bay	38,680(8)	$8,249	1.1%	$10.30(8)	3/31/2026
Orora Packaging Solutions	Multiple Submarkets(9)	375,565	$6,400	0.8%	$17.04	9/30/2028(9)
Top 10 Tenants		5,245,299	$107,758	14.1%
Top 11 - 20 Tenants		3,135,604	$47,673	6.2%
Total Top 20 Tenants		8,380,903	$155,431	20.3%
(1)See page 34 for further details on how these amounts are calculated.
(2)In Q1-2024, we executed a lease extension with Tireco, Inc. The lease was extended through Jan-2027 at the current in-place rent and includes a 4.0% contractual rent increase in 2026 and two months of rent abatement.
(3)Includes (i) 133,836 RSF in North Orange County expiring Dec 31, 2024 and (ii) 461,431 RSF in LA-South Bay expiring Sep 30, 2031.
(4)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.7 million or $3.34 per land square foot.
(5)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(6)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(7)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North Orange County expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(8)The tenant is leasing 18.4 acres of land with ABR of $8.2 million or $10.30 per land square foot.
(9)Includes (i) 96,993 RSF in North County San Diego expiring Sep 30, 2026 and (ii) 278,572 RSF in North Orange County expiring Sep 30, 2028.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	609	1,494,123		1,629,844		91.7%		93.2%	$28,894	3.8%	$19.34
5,000 - 9,999	233	1,658,365		1,819,245		91.2%		95.6%	31,095	4.1%	$18.75
10,000 - 24,999	332	5,336,774		5,904,685		90.4%		93.7%	96,753	12.6%	$18.13
25,000 - 49,999	177	6,543,208		7,468,929		87.6%		94.5%	108,887	14.2%	$16.64
50,000 - 99,999	122	8,935,296		9,676,778		92.3%		98.8%	144,735	18.9%	$16.20
>100,000	123	22,858,744		23,319,960		98.0%		100.0%	310,993	40.6%	$13.60
Building Subtotal / Wtd. Avg.	1,596	46,826,510	(2)	49,819,441	(2)	94.0%	(2)	97.8%	$721,357	94.2%	$15.40
Land/IOS(3)	27	8,382,470	(4)						42,385	5.5%	$5.06	(4)
Other(3)	45								2,474	0.3%
Total	1,668								$766,216	100.0%
(1)See page 34 for further details on how these amounts are calculated.
(2)Excludes 248,540 leased RSF and 248,540 building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 94.0% leased.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2024

				Year to Date
	Q3-2024	Q2-2024	Q1-2024	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$470	$681	$378	$1,529	934,870	$1.64
New Leases – 2nd Generation	17	102	—	119	68,590	$1.73
Renewals	1	21	226	248	262,122	$0.95
Total Tenant Improvements	$488	$804	$604	$1,896

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$2,776	$3,921	$2,189	$8,886	1,768,780	$5.02
New Leases – 2nd Generation	1,708	3,167	985	5,860	1,668,893	$3.51
Renewals	952	4,269	2,246	7,467	2,319,487	$3.22
Total Leasing Commissions & Lease Costs	$5,436	$11,357	$5,420	$22,213

Total Recurring Capex	$5,254	$3,502	$2,990	$11,746	48,686,146	$0.24
Recurring Capex % of NOI	2.9%	1.9%	1.8%	2.2%
Recurring Capex % of Rental Income	2.2%	1.5%	1.4%	1.7%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$85,176	$82,718	$55,817	$223,711
Unit Renovation(3)	4,358	2,379	1,843	8,580
Other(4)	4,902	4,023	4,377	13,302
Total Nonrecurring Capex	$94,436	$89,120	$62,037	$245,593	34,345,576	$7.15

Other Capitalized Costs(5)	$14,170	$12,673	$13,535	$40,378

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of September 30, 2024. See pages 26-28 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Redevelopment.(1)
As of September 30, 2024	(unaudited results, $ in millions)

Repositioning

	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 9/30/2024	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2024(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)				Start	Target Complet.
CURRENT REPOSITIONING:
14434-14527 San Pedro St. (South Bay)	61,398	61,398	—%	3Q-23	1Q-25	3Q-25	$49.8	$14.6	$64.4	$58.3	$0.0	$3.6	5.6%
29120 Commerce Center Drive (SF Valley)	135,258	135,258	100%(4)	3Q-23	4Q-25	3Q-26	27.1	3.8	30.9	29.7	0.5	2.5	8.0%
12907 Imperial Highway (Mid-Counties)	101,080	101,080	100%(5)	1Q-24	4Q-24	4Q-24	12.3	3.0	15.3	14.2	(0.1)	2.2	14.3%
East 27th Street (Central LA)(6)	300,389	126,563	58%	1Q-24	4Q-24	2Q-25	26.9	5.3	32.2	31.1	(0.1)	1.8	5.7%
122-125 N. Vinedo Avenue (SF Valley)	48,446	48,446	—%	1Q-24	4Q-24	3Q-25	5.3	3.2	8.5	7.5	0.0	1.2	13.6%
17000 Kingsview Avenue (South Bay)	95,865	95,865	77%(7)	1Q-24	2Q-25	4Q-25	14.0	4.4	18.4	15.5	0.2	1.6	8.5%
29125 Avenue Paine (SF Valley)	176,107	176,107	100%(8)	1Q-24	3Q-25	1Q-26	45.3	5.7	51.0	49.6	0.4	3.1	6.2%
19301 Santa Fe Avenue (South Bay)	LAND	LAND	—%	2Q-24	1Q-25	3Q-25	14.7	5.8	20.5	15.7	0.0	0.9	4.5%
1315 Storm Parkway (South Bay)	37,844	37,844	—%	2Q-24	1Q-25	4Q-25	8.5	3.5	12.0	10.2	0.0	0.7	6.0%
Harcourt & Susana (South Bay)	33,461	33,461	—%	2Q-24	3Q-25	2Q-26	54.4	9.9	64.3	56.7	0.0	2.6	4.1%
Total/Weighted Average	989,848	816,022					$258.3	$59.2	$317.5	$288.5	$0.9	$20.2	6.4%

LEASE-UP REPOSITIONING:
500 Dupont Avenue (Inland Empire West)	274,885	274,885	100%(9)	1Q-23	1Q-24	4Q-24	$58.8	$9.5	$68.3	$68.3	$(0.2)	$3.7	5.5%
11308-11350 Penrose Street (SF Valley)(10)	151,011	71,547	53%	1Q-23	1Q-24	1Q-25	12.1	5.2	17.3	16.7	0.0	1.4	8.0%
4039 Calle Platino (North County SD)	143,663	73,807	79%	2Q-23	1Q-24	4Q-24	20.5	4.2	24.7	24.4	0.3	2.1	8.4%
2880 Ana Street (South Bay)	LAND	LAND	—%	3Q-23	3Q-24	1Q-25	34.9	5.4	40.3	39.6	(0.1)	1.7	4.3%
1020 Bixby Drive (SG Valley)	57,600	57,600	—%	1Q-24	3Q-24	2Q-25	16.5	3.4	19.9	19.4	(0.1)	0.8	4.3%
Total/Weighted Average	627,159	477,839					$142.8	$27.7	$170.5	$168.4	$(0.1)	$9.7	5.8%

STABILIZED REPOSITIONING:
17311 Nichols Lane (West OC)	104,182	104,182	100%	1Q-24	3Q-24	3Q-24	$17.1	$4.2	$21.3	$20.3	$(0.1)	$1.7	8.2%

FUTURE REPOSITIONING:
8985 Crestmar Point (Central SD)	53,395	53,395	87%	4Q-24	2Q-25	4Q-25	$8.1	$4.4	$12.5	$8.2	$0.0	$0.8	6.8%
14955 Salt Lake Avenue (SG Valley)	126,036	45,930	100%	4Q-24	4Q-25	3Q-26	10.9	3.9	14.8	11.1	0.4	1.8	12.3%
Figueroa & Rosecrans (South Bay)	56,700	56,700	—%	1Q-25	4Q-25	3Q-26	61.4	13.5	74.9	62.4	0.0	3.0	4.0%
9455 Cabot Drive (Central SD)	99,403	83,563	100%	1Q-25	4Q-25	4Q-26	12.2	7.7	19.9	12.5	0.3	1.9	9.7%
Total/Weighted Average	335,534	239,588					$92.6	$29.5	$122.1	$94.2	$0.7	$7.5	6.2%

Total Repositioning (Excluding Other)	2,056,723	1,637,631					$510.8	$120.6	$631.4	$571.4	$1.4	$39.1	6.2%

OTHER REPOSITIONING:
16 projects totaling 524,645 RSF with estimated costs < $2 million individually(11)								$17.3		$11.0	$1.4	$16.3	6.5% - 7.5%

Third Quarter 2024 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2024	(unaudited results, $ in millions)

Redevelopment

	Projected RSF(12)	Total Property Leased % 9/30/2024	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2024(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)			Start	Target Complet.
CURRENT REDEVELOPMENT:
1055 Sandhill Avenue (South Bay)	127,775	—%	3Q-21	4Q-24	1Q-25	$12.0	$20.5	$32.5	$32.3	$0.0	$2.3	7.0%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	2Q-25	4Q-25	9.6	49.4	59.0	44.3	0.0	4.4	7.5%
3233 Mission Oaks Blvd. (Ventura)(13)	116,852	—%	2Q-22	4Q-24	2Q-25	40.7	28.4	69.1	65.3	0.9	5.9	8.5%
8888 Balboa Avenue (Central SD)	123,492	—%	3Q-22	4Q-24	2Q-25	19.9	22.7	42.6	40.0	0.0	2.7	6.2%
6027 Eastern Avenue (Central LA)	94,140	—%	3Q-22	1Q-25	3Q-25	23.4	21.1	44.5	41.6	0.0	1.9	4.2%
12118 Bloomfield Avenue (Mid-Counties)	107,045	—%	4Q-22	4Q-24	2Q-25	16.7	20.4	37.1	31.4	0.0	2.3	6.2%
4416 Azusa Canyon Road (SG Valley)	129,830	—%	4Q-22	1Q-25	3Q-25	12.3	21.8	34.1	24.0	0.0	2.6	7.7%
15010 Don Julian Road (SG Valley)	219,242	—%	1Q-23	4Q-25	2Q-26	22.9	37.8	60.7	34.8	0.0	4.2	6.9%
21515 Western Avenue (South Bay)	83,924	—%	2Q-23	1Q-25	4Q-25	19.1	19.3	38.4	28.2	0.0	1.8	4.6%
12772 San Fernando Road (SF Valley)	143,529	—%	3Q-23	4Q-24	2Q-25	22.1	23.8	45.9	38.9	0.0	3.0	6.6%
19900 Plummer Street (SF Valley)	79,539	—%	3Q-23	4Q-24	2Q-25	15.5	15.8	31.3	25.3	0.0	1.6	5.1%
17907-18001 Figueroa Street (South Bay)	76,468	—%	4Q-23	4Q-24	3Q-25	20.2	17.7	37.9	20.2	0.0	2.5	6.5%
Rancho Pacifica - Bldg 5 (South Bay)(14)	76,553	—%	4Q-23	4Q-24	3Q-25	9.3	16.3	25.6	18.9	0.0	1.4	5.6%
1500 Raymond Avenue (North OC)	136,218	—%	4Q-23	1Q-25	3Q-25	46.1	23.9	70.0	61.4	0.0	3.0	4.3%
Total/Weighted Average	1,716,178					$289.8	$338.9	$628.7	$506.6	$0.9	$39.6	6.3%

LEASE-UP REDEVELOPMENT:
9920-10020 Pioneer Blvd (Mid-Counties)	163,435	—%	4Q-21	3Q-24	1Q-25	$23.6	$32.9	$56.5	$52.9	$0.0	$3.4	6.0%
1901 Via Burton (North OC)	139,449	—%	1Q-22	2Q-24	1Q-25	24.5	21.1	45.6	44.3	0.0	2.9	6.5%
2390-2444 American Way (North OC)	100,483	—%	4Q-22	2Q-24	1Q-25	17.1	19.3	36.4	35.7	(0.1)	2.0	5.5%
3071 Coronado Street (North OC)	105,173	—%	1Q-23	1Q-24	1Q-25	28.2	16.1	44.3	43.4	(0.1)	2.2	4.9%
Total/Weighted Average	508,540					$93.4	$89.4	$182.8	$176.3	$(0.2)	$10.5	5.8%

— Table continues on next page —

Third Quarter 2024 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2024	(unaudited results, $ in millions)

Redevelopment (Continued)

	Projected RSF(12)	Total Property Leased % 9/30/2024	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2024(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)			Start	Target Complet.
FUTURE REDEVELOPMENT:
14940 Proctor Road (SG Valley)	159,532	—%	4Q-24	1Q-26	3Q-26	$28.8	$25.3	$54.1	$29.9	$0.0	$2.9	5.3%
11234 Rush Street (SG Valley)	103,108	—%	4Q-24	1Q-27	4Q-27	12.6	21.1	33.7	13.4	0.0	2.0	6.0%
7815 Van Nuys Blvd (SF Valley)	78,990	56%	1Q-25	2Q-26	4Q-26	25.6	16.3	41.9	26.1	0.0	2.0	4.7%
13711 Freeway Drive (Mid-Counties)	104,443	100%	1Q-25	2Q-26	1Q-27	34.1	21.3	55.4	35.1	0.2	2.6	4.6%
5235 Hunter Avenue (North OC)	117,772	100%	1Q-25	3Q-26	2Q-27	11.4	21.1	32.5	11.9	0.2	2.4	7.5%
3547-3555 Voyager Street (South Bay)	67,371	74%	2Q-25	4Q-26	2Q-27	21.1	18.7	39.8	21.6	0.1	1.7	4.4%
404-430 Berry Way (North OC)	147,500	16%	3Q-25	4Q-26	2Q-27	23.8	28.8	52.6	24.5	0.1	3.1	6.0%
600-708 Vermont Avenue (North OC)	263,800	100%	3Q-25	1Q-27	3Q-27	57.2	36.5	93.7	57.9	0.9	5.8	6.2%
9323 Balboa Avenue (Central SD)	163,400	100%	3Q-25	1Q-27	3Q-27	27.1	28.5	55.6	27.7	0.0	3.4	6.2%
14005 Live Oak Avenue (SG Valley)	100,380	100%	3Q-25	2Q-27	1Q-28	25.6	20.5	46.1	25.7	0.2	2.2	4.8%
18455 Figueroa Street (South Bay)	179,284	100%	4Q-25	2Q-27	4Q-27	65.7	32.2	97.9	66.0	0.7	4.8	4.9%
Total/Weighted Average	1,485,580					$333.0	$270.3	$603.3	$339.8	$2.4	$32.9	5.5%

Total Redevelopment	3,710,298					$716.2	$698.6	$1,414.8	$1,022.7	$3.1	$83.0	5.9%

Total Repositioning / Redevelopment	5,347,929					$1,227.0	$819.2	$2,046.2	$1,594.1	$4.5	$122.1	6.0%

— See numbered footnotes on page 29 —

Third Quarter 2024 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2024	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
12821 Knott Street (West OC)	165,171	2Q-23	10.3%
12133 Greenstone Avenue (Mid-Counties)	LAND	2Q-23	7.2%
14100 Vine Place (Mid-Counties)	122,514	2Q-23	4.5%
15601 Avalon Boulevard (South Bay)	86,879	2Q-23	6.5%
19431 Santa Fe Avenue (South Bay)	LAND	4Q-23	12.9%
2800 Casitas Avenue (SF Valley)	116,158	4Q-23	5.4%
9755 Distribution Avenue (Central SD)	24,071	1Q-24	13.4%
8902-8940 Activity Road (Central SD)	13,950	1Q-24	7.0%
444 Quay Avenue (South Bay)	29,760	2Q-24	9.0%
263-321 Gardena Blvd (South Bay)	55,238	2Q-24	10.3%
20851 Currier Road (SG Valley)(15)	59,412	3Q-24	4.7%
17311 Nichols Lane (West OC)	104,182	3Q-24	8.2%
12752-12822 Monarch Street (West OC)(15)	163,864	3Q-24	8.6%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 36 - 37 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of September 30, 2024, 29120 Commerce Center Drive has been leased on a short-term basis through June 30, 2025. We are currently performing repositioning work around the short-term tenant.
(5)As of September 30, 2024, 12907 Imperial Highway has been leased and the tenant is taking partial occupancy. The tenant is expected to take full occupancy in 4Q-24 following completion of the repositioning.
(6)Costs and yield shown reflect only the 2034-2040 East 27th Street building being repositioned.
(7)As of September 30, 2024, 17000 Kingsview Avenue has been partially leased on a short-term basis with the tenant now expected to vacate on December 31, 2024. We are currently performing repositioning work around the short-term tenant.
(8)As of September 30, 2024, 29125 Avenue Paine has been leased on a short-term basis through June 30, 2025. We are currently performing repositioning work around the short-term tenant.
(9)As of September 30, 2024, 500 Dupont Avenue has been leased. The tenant has taken occupancy in 4Q-24.
(10)Costs and yield shown reflect only the 8430 Tujunga Avenue & 11320-11350 Penrose Street building that was repositioned.
(11)“Other Repositioning” includes 16 projects where estimated costs are generally less than $2.0 million individually. Repositioning at these 16 projects totals 524,645 RSF.
(12)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(13)As of September 30, 2024, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We are constructing one new building comprising 116,852 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,069 RSF. Costs and yield shown reflect the entire project.
(14)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represented one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We demolished the existing building and are constructing a new building comprising approximately 76,553 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.
(15)As of June 30, 2024, 20851 Currier Road and 12752-12822 Monarch Street reached one year from the date of completion of repositioning and redevelopment work. As of September 30, 2024, both projects have stabilized upon reaching 90% occupancy and these stabilizations are reflected in the table above.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 29

Current Year Investments and Dispositions Summary.
As of September 30, 2024						(unaudited results)

2024 Acquisitions
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Investment Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/31/2024	5000 & 5010 Azusa Canyon Road	Los Angeles	San Gabriel Valley	233,984	$84.00	100%	5.4%
3/28/2024	Blackstone Industrial Assets(1)	Various	Various	3,008,578	996.80	98%	5.6%
4/5/2024	4422 Airport Drive	San Bernardino	Inland Empire West	88,283	26.73	100%	5.5%
5/10/2024	1901 Rosslynn Avenue	Orange	North Orange County	278,572	94.25	100%	6.3%
5/23/2024	16203-16233 Arrow Highway	Los Angeles	San Gabriel Valley	134,542	48.50	100%	6.2%
7/22/2024	950 West 190th Street	Los Angeles	South Bay	188,545	41.29	100%	6.7%
9/20/2024	12900 Alondra Boulevard	Los Angeles	Mid-Counties	82,660	19.20	100%	6.5%
Total 2024 Acquisitions through September 30, 2024				4,015,164	$1,310.77

2024 Subsequent Period Acquisitions
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Investment Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
10/15/2024	13201 Dahlia Street	San Bernardino	Inland Empire West	278,650	$70.06	100%	5.2%
Total Year to Date 2024 Acquisitions				4,293,814	$1,380.83

2024 Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
4/16/2024	2360-2364 East Sturgis Road	Ventura	Ventura	49,641	$10.00
5/3/2024	6423-6431 & 6407-6119 Alondra Boulevard	Los Angeles	South Bay	30,224	7.60
5/7/2024	15401 Figueroa Street	Los Angeles	South Bay	38,584	10.23
5/17/2024	8210 Haskell Avenue	Los Angeles	Greater San Fernando Valley	26,229	9.20
8/20/2024	2553 Garfield Avenue	Los Angeles	Central	25,615	7.28
Total 2024 Dispositions through September 30, 2024				170,293	$44.31
(1)Represents the acquisition of 48 properties pursuant to three separate transactions with three Blackstone Real Estate entities. Property addresses are listed on the subsequent pages.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 30

Current Year Investments and Dispositions Summary (Continued).
As of September 30, 2024				(unaudited results)

2024 Current Period Acquisitions - Blackstone Industrial Assets
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Occ. % at Acquisition
3/28/2024	11120 Sherman Way	Los Angeles	Greater San Fernando Valley	28,094	100%
3/28/2024	11128 Gault Street	Los Angeles	Greater San Fernando Valley	30,488	100%
3/28/2024	11130 Sherman Way	Los Angeles	Greater San Fernando Valley	22,148	100%
3/28/2024	11150 Gault Street	Los Angeles	Greater San Fernando Valley	19,968	100%
3/28/2024	11156 Sherman Way	Los Angeles	Greater San Fernando Valley	25,929	100%
3/28/2024	11166 Gault Street	Los Angeles	Greater San Fernando Valley	20,592	100%
3/28/2024	7100 Case Avenue	Los Angeles	Greater San Fernando Valley	34,286	100%
3/28/2024	7100 Fair Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7101 Case Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7101 Fair Avenue	Los Angeles	Greater San Fernando Valley	32,741	100%
3/28/2024	7103 Fair Avenue	Los Angeles	Greater San Fernando Valley	17,010	100%
3/28/2024	7118 Fair Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7119 Fair Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7121 Case Avenue	Los Angeles	Greater San Fernando Valley	20,273	100%
3/28/2024	7149 Fair Avenue	Los Angeles	Greater San Fernando Valley	32,311	100%
3/28/2024	9140 Lurline Avenue	Los Angeles	Greater San Fernando Valley	146,516	100%
3/28/2024	10712-10748 Bloomfield Avenue	Los Angeles	Mid-Counties	75,960	100%
3/28/2024	12932-12958 Midway Place	Los Angeles	Mid-Counties	161,517	100%
3/28/2024	14407 Alondra Blvd	Los Angeles	Mid-Counties	221,415	100%
3/28/2024	14647-14667 Northam Street	Los Angeles	Mid-Counties	140,000	100%
3/28/2024	14680-14700 Alondra Blvd	Los Angeles	Mid-Counties	96,000	100%
3/28/2024	14710 Northam Street	Los Angeles	Mid-Counties	45,000	100%
3/28/2024	14720-14750 Alondra Blvd	Los Angeles	Mid-Counties	100,000	100%
3/28/2024	14725 Northam Street	Los Angeles	Mid-Counties	80,000	100%
3/28/2024	14730-14750 Northam Street	Los Angeles	Mid-Counties	67,468	100%
3/28/2024	9028 Dice Road	Los Angeles	Mid-Counties	96,000	100%
3/28/2024	17705-17709 Valley Blvd	Los Angeles	San Gabriel Valley	32,000	47%
3/28/2024	17745-17749 Valley Blvd	Los Angeles	San Gabriel Valley	40,095	100%
3/28/2024	17755 Valley Blvd	Los Angeles	San Gabriel Valley	30,000	100%
3/28/2024	421 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	45,000	100%
3/28/2024	433 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	102,654	100%
3/28/2024	437 Baldwin Park Blvd	Los Angeles	San Gabriel Valley	70,000	100%
3/28/2024	620-628 Hambledon Avenue	Los Angeles	San Gabriel Valley	40,000	75%
3/28/2024	630-634 Hambledon Avenue	Los Angeles	San Gabriel Valley	40,000	100%
3/28/2024	1715 West 132nd Street	Los Angeles	South Bay	20,168	100%
3/28/2024	2910 Pacific Commerce Drive East	Los Angeles	South Bay	150,000	100%

Third Quarter 2024 Supplemental Financial Reporting Package	Page 31

Current Year Investments and Dispositions Summary (Continued).
As of September 30, 2024				(unaudited results)

2024 Current Period Acquisitions - Blackstone Industrial Assets
Investment Date	Property Address	County	Submarket	Rentable Square Feet	Occ. % at Acquisition
3/28/2024	1212 Howell Avenue	Orange	North Orange County	25,962	100%
3/28/2024	1222 Howell Avenue	Orange	North Orange County	81,325	100%
3/28/2024	1500 Walnut Avenue	Orange	North Orange County	121,615	100%
3/28/2024	200 Boysenberry Lane	Orange	North Orange County	198,275	100%
3/28/2024	4141 Palm Street	Orange	North Orange County	100,000	100%
3/28/2024	1217 Saint Gertrude Place	Orange	OC Airport	106,604	100%
3/28/2024	20472 Crescent Bay	Orange	South Orange County	31,020	59%
3/28/2024	20492 Crescent Bay	Orange	South Orange County	46,642	100%
3/28/2024	20512 Crescent Bay	Orange	South Orange County	29,285	64%
3/28/2024	20532 Crescent Bay	Orange	South Orange County	24,127	100%
3/28/2024	25172 Arctic Ocean Drive	Orange	South Orange County	52,024	100%
3/28/2024	4115 Schaefer Avenue	San Bernardino	Inland Empire West	33,500	100%
Total 2024 Current Period Acquisitions - Blackstone Industrial Assets				3,008,578

Third Quarter 2024 Supplemental Financial Reporting Package	Page 32

Net Asset Value Components.
As of September 30, 2024	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2024
Total operating rental income	$238,396
Property operating expenses	(54,867)
Pro forma effect of uncommenced leases(2)	870
Pro forma effect of acquisitions(3)	426
Pro forma effect of dispositions(4)	21
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	26,178
Pro Forma NOI	211,024
Above/(below) market lease revenue adjustments	(6,635)
Straight line rental revenue adjustment	(11,441)
Pro Forma Cash NOI	$192,948

Balance Sheet Items
Other assets and liabilities	September 30, 2024
Cash and cash equivalents	$61,836
Loan receivable, net	123,129
Rents and other receivables, net	17,315
Other assets	34,092
Accounts payable, accrued expenses and other liabilities	(169,084)
Dividends payable	(95,288)
Tenant security deposits	(91,983)
Prepaid rents	(93,218)
Estimated remaining cost to complete repositioning/redevelopment projects	(439,283)
Total other assets and liabilities	$(652,484)

Debt and Shares Outstanding
Total consolidated debt(6)	$3,386,273
Preferred stock/units - liquidation preference	$213,956

Common shares outstanding(7)	219,102,342
Operating partnership units outstanding(8)	8,175,868
Total common shares and operating partnership units outstanding	227,278,210
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 34 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2024.
(3)Represents the estimated incremental NOI from Q3'24 acquisitions as if they had been acquired on July 1, 2024. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2024.
(4)Represents the deduction of actual Q3'24 NOI for the properties that were sold during the current quarter. See page 30 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment, lease-up or stabilized during the three months ended September 30, 2024, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of July 1, 2024. Includes all properties that are separately listed on pages 26-28 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2024.
(6)Excludes unamortized loan discount and debt issuance costs totaling $36.1 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 405,003 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 956,339 vested LTIP Units and 1,141,840 vested performance units and excludes 368,795 unvested LTIP Units and 1,740,217 unvested performance units.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2024, multiplied by 12. Includes leases that have commenced as of September 30, 2024 or leases where tenant has taken early possession of space as of September 30, 2024. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2024.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2024, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2024, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2024.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of September 30, 2024.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of September 30, 2024.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12 - 13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2024 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2024
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	25.4%	28.5%
Maximum Secured Leverage Ratio	less than 45%	0.8%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.9%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$6,698,385	N/A	$9,334,951
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.87 to 1.0	4.87 to 1.0
Unencumbered Leverage Ratio	less than 60%	26.6%	30.1%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	5.50 to 1.00	5.50 to 1.00

		September 30, 2024
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	25.3%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.8%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	4.63 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	3.98 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions, dispositions and the origination of loans receivable. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP)
as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023
EBITDAre	$165,558		$166,057		$145,226		$140,862		$138,188
Above/(below) market lease revenue adjustments	(6,635)		(7,268)		(7,591)		(8,119)		(7,241)
Non-cash stock compensation	9,918		11,057		9,088		9,338		8,166
Straight line rental revenue adj.	(11,441)		(9,567)		(7,368)		(8,514)		(11,792)
Capitalized payments	(5,323)		(4,930)		(5,237)		(4,892)		(4,395)
Accretion of net loan origination fees	(115)		(115)		(115)		(84)		—
Recurring capital expenditures	(5,254)		(3,502)		(2,990)		(7,047)		(10,874)
2nd gen. tenant improvements	(18)		(123)		(226)		(128)		(413)
2nd gen. leasing commissions	(2,660)		(7,436)		(3,231)		(3,483)		(3,993)
Cash flow for fixed charge coverage calculation	$144,030		$144,173		$127,556		$117,933		$107,646
Cash interest expense calculation detail:
Interest expense	27,340		28,412		14,671		14,570		15,949
Capitalized interest	8,577		7,350		7,926		7,551		6,186
Note payable premium amort.	(1,511)		(1,491)		(293)		(214)		(205)
Amort. of deferred financing costs	(1,252)		(1,266)		(1,011)		(1,000)		(1,001)
Amort. of swap term fees & t-locks	(136)		(137)		(137)		(137)		(137)
Cash interest expense	33,018		32,868		21,156		20,770		20,792
Scheduled principal payments	286		298		324		354		367
Preferred stock/unit dividends	2,815		2,846		3,116		3,116		3,116
Fixed charges	$36,119		$36,012		$24,596		$24,240		$24,275
Fixed Charge Coverage Ratio	4.0	x	4.0	x	5.2	x	4.9	x	4.4	x

Third Quarter 2024 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 34) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Rental revenue (before collectability adjustment)	$197,506	$193,497	$176,215	$173,866	$169,822
Tenant reimbursements	40,969	39,682	35,650	34,507	34,842
Other income	651	598	846	484	581
Increase (reduction) in revenue due to change in collectability assessment	(730)	(804)	(1,721)	(948)	(1,033)
Rental income	$238,396	$232,973	$210,990	$207,909	$204,212
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2024 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through September 30, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through September 30, 2024, and (ii) properties acquired prior to January 1, 2023 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (as separately listed on pages 26-28) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/redevelopment properties or removal of sold properties.

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
# of Properties	293	293	296	254	256
Square Feet	36,961,821	36,956,243	37,109,867	32,476,716	32,496,313
Ending Occupancy	96.7%	97.3%	96.4%	97.5%	97.9%
SPP NOI growth	2.6%	6.0%	5.5%	8.4%	8.9%
SPP Cash NOI growth	5.3%	9.1%	8.5%	9.5%	9.5%
Same Property Portfolio Rental Income: See below for a breakdown of 2024 & 2023 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Rental revenue	$144,957	$140,665	$4,292	3.1%	$429,896	$410,043	$19,853	4.8%
Tenant reimbursements	29,766	29,221	545	1.9%	88,403	84,799	3,604	4.3%
Other income	611	506	105	20.8%	1,832	1,551	281	18.1%
Rental income	$175,334	$170,392	$4,942	2.9%	$520,131	$496,393	$23,738	4.8%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Net Income	$70,722	$86,017	$64,277	$67,321	$61,790
General and administrative	20,926	19,307	19,980	19,988	18,575
Depreciation & amortization	69,241	67,896	66,278	65,839	60,449
Other expenses	492	304	1,408	316	551
Interest expense	27,340	28,412	14,671	14,570	15,949
Management & leasing services	(156)	(156)	(132)	(163)	(158)
Interest income	(3,291)	(4,444)	(2,974)	(2,353)	(1,029)
Gains on sale of real estate	(1,745)	(16,268)	—	(6,868)	—
NOI	$183,529	$181,068	$163,508	$158,650	$156,127
S/L rental revenue adj.	(11,441)	(9,567)	(7,368)	(8,514)	(11,792)
Above/(below) market lease revenue adjustments	(6,635)	(7,268)	(7,591)	(8,119)	(7,241)
Cash NOI	$165,453	$164,233	$148,549	$142,017	$137,094

Third Quarter 2024 Supplemental Financial Reporting Package	Page 37

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$70,722	$61,790	$221,016	$182,270
General and administrative	20,926	18,575	60,213	55,039
Depreciation and amortization	69,241	60,449	203,415	178,671
Other expenses	492	551	2,204	1,504
Interest expense	27,340	15,949	70,423	46,830
Management and leasing services	(156)	(158)	(444)	(519)
Interest income	(3,291)	(1,029)	(10,709)	(3,408)
Gains on sale of real estate	(1,745)	—	(18,013)	(12,133)
NOI	$183,529	$156,127	$528,105	$448,254
Non-Same Property Portfolio rental income	(63,062)	(33,820)	(162,228)	(87,081)
Non-Same Property Portfolio property exp.	13,660	8,465	35,451	21,959
Same Property Portfolio NOI	$134,127	$130,772	$401,328	$383,132
Straight line rental revenue adjustment	(5,946)	(7,720)	(15,813)	(21,666)
Above/(below) market lease revenue adjustments	(4,905)	(5,977)	(15,778)	(18,210)
Same Property Portfolio Cash NOI	$123,276	$117,075	$369,737	$343,256
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.20	$1.22
Company share of depreciation and amortization	1.21	1.21
Company share of gains on sale of real estate(1)	(0.08)	(0.08)
Company share of Core FFO	$2.33	$2.35
(1)Reflects the disposition of five properties during the nine months ended September 30, 2024. See page 30 for details of these properties.

Occupancy by County:

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Ending Occupancy:
Los Angeles County	93.6%	94.9%	93.8%	95.4%	94.8%
Orange County	90.6%	88.0%	89.4%	92.4%	92.0%
Riverside / San Bernardino County	93.9%	94.8%	90.9%	90.8%	92.9%
San Diego County	92.3%	92.6%	94.9%	93.2%	92.2%
Ventura County	89.8%	92.5%	92.6%	96.7%	97.7%
Total/Weighted Average	93.0%	93.7%	92.8%	94.1%	94.1%

Total Portfolio RSF	50,067,981	49,710,628	49,162,216	45,860,368	44,998,613
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	46,552,689
Uncommenced Renewal Leases - Leased SF(1)	1,011,909
Uncommenced New Leases - Leased SF(1)	522,361
Leased SF	47,075,050
Percent Leased	94.0%

In-Place ABR(2)	$757,057
ABR Under Uncommenced Leases (in thousands)(2)(3)	9,159
In-Place + Uncommenced ABR (in thousands)(2)	$766,216
In-Place + Uncommenced ABR per SF(2)	$16.28
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2024.
(2)See page 34 for further details on how these amounts are calculated.
(3)Includes $8.6 million of annualized base rent under Uncommenced New Leases and $0.5 million of incremental annualized base rent under Uncommenced Renewal Leases.

Third Quarter 2024 Supplemental Financial Reporting Package	Page 38